UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Central Avenue Fort Dodge, Iowa 50501
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2007, the Board of Directors (the “Board”) of North Central Bancshares (the “Company”) approved the grants of restricted stock to the following individuals pursuant to the 2006 Stock Incentive Plan (the “Plan”) and related Form of Restricted Stock Award Notice: David M. Bradley, C. Thomas Chalstrom, Paul F. Bognanno, Randall L. Minear, Melvin R. Schroeder, Robert H. Singer, Jr. and Mark M. Thompson. Each individual was granted three hundred (300) shares of restricted Company stock under the Plan which will fully vest on April 27, 2008 subject to the following vesting conditions: (1) mandatory requirement to serve as director of the Company and/or First Federal Savings Bank of Iowa continuously through the vesting date; and (2) mandatory attendance of at least seventy-five percent (75%) of the total meetings held by the Board and its committees on which the director serves beginning on April 27, 2007 and ending on April 27, 2008 in person or by other means of attendance. If the director does not meet these two requirements, only a portion of the shares of restricted Company stock will vest. Such portion will be equal to a fraction, the numerator of which is the number of meetings actually attended during this period and the denominator of which is the total number of meetings requiring their attendance held during this period and will be rounded to the nearest whole share.

The shares of restricted Company stock are subject to accelerated vesting on the date of the following termination events : (1) termination within six (6) months prior to April 27, 2008 as a result of death or Disability (as defined in the Plan); or (2) termination due to Change in Control (as defined in the Plan). However, if the director terminates service as director before the vesting date not as a result of death, Disability or Change in Control, no portion of the shares of restricted Company stock will vest.

Item 5.02	Compensatory Arrangements of Certain Officers.

(e)    As discussed above, the Board of the Company approved the grant of restricted stock to the Chief Executive Officer, David M. Bradley, Executive Vice President, C. Thomas Chalstrom and Senior Executive Vice President, Paul F. Bognanno pursuant to the Plan on April 27, 2007. Messrs. Bradley, Chalstrom and Bognanno were each granted three hundred (300) shares of restricted Company stock under the Plan which will vest on April 27, 2008 subject to the above-listed vesting and accelerated vesting conditions.

The foregoing Form of Restricted Stock Award Notice is attached hereto as Exhibit 10.16.

Item 9.01	Financial Statements and Exhibits

(d)	The following is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.16	Form of Restricted Stock Award Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Central Bancshares, Inc.

By:	/s/ David M. Bradley
Name:	David M. Bradley
Title:	Chairman, President and Chief Executive Officer

Dated: May 3, 2007

Exhibit Index

Exhibit No.	Description

10.16	Form of Restricted Stock Award Notice